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                                                                   EXHIBIT 24(b)


                                  CERTIFICATE

The undersigned, MICHAEL D. CAHN, duly elected Assistant Secretary of TEXTRON INC., a Delaware corporation (the "Company"), hereby certifies that attached hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting held on September 27, 1995, and that the same have not been modified, amended or recinded, and remain in full force and effect as of the date hereof.

Date:  October 5, 1995



                                            /s/ Michael D. Cahn
                                            ------------------------------------
                                            Michael D. Cahn
                                            Assistant Secretary


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              RESOLVED, that the Designated Officers be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, and to direct the Regular Trustees, if appropriate, to prepare and execute, or cause to be prepared and executed, one or more registration statements on Form S-3, with exhibits (the "Registration Statement"), for the registration of the Debt Securities, Trust Preferred Securities, Partnership Preferred Securities, Trust Preferred Securities Guarantees and Partnership Preferred Securities Guarantee (collectively, the "Offered Securities") under the Securities Act, and to cause the Registration Statement to be filed with the Commission with full power and authority to make such changes and additions as the Designated Officer executing the same may approve, such approval to be conclusively evidenced by the execution thereof by such Designated Officer, and to prepare, execute and file, or cause to be prepared, executed and filed, any amendments to such Registration Statement (including post-effective amendments) and any supplements to the prospectus or prospectuses contained therein and any exhibits and amendments to any exhibits thereto and all certificates, letters, instruments, applications and any other documents which may be required to be filed with the Commission with respect to the registration of the Offered Securities under the Securities Act and to qualify any indenture, the Amended Declaration, and the Preferred Security Guarantee under the Trust Indenture Act of 1939, as amended, and to take any and all action with respect to any of the foregoing that any such Designated Officer shall deem necessary or advisable with the taking of such action conclusively establishing the validity thereof;

              RESOLVED, that the Designated Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing Wayne W. Juchatz, Arnold M. Friedman and Michael D. Cahn, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing with the Commission, in its name and on its behalf, any such Registration Statement and Exchange Act Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith.